UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report: March 6, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

521 Fifth Avenue, 30th Floor	10175
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 6, 2015, Gramercy Property Trust Inc. (the “Company”) issued an earnings press release relating to the Company's financial performance for the quarter and the year ended December 31, 2014. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the Company intends to hold a conference call and audio webcast on March 6, 2015. Presentation materials and a supplemental will be made available prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

The information being furnished pursuant to this "Item 2.02. Results of Operations and Financial Condition" (including Exhibit 99.1) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01. Regulation FD Disclosure.

As discussed in Item 2.02. above, the Company issued a press release, dated March 6, 2015, relating to its financial performance for the quarter and the year ended December 31, 2014, the text of which is incorporated by reference into this "Item 7.01. Regulation FD Disclosure." In addition, as discussed in Item 2.02. above, the Company is making the presentation materials and supplemental available on its website.

The information being furnished pursuant to this "Item 7.01. Regulation FD Disclosure" shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release of Gramercy Property Trust Inc., dated March 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Gramercy Property Trust Inc., dated March 6, 2015.